Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Epsium Enterprise Limited and Subsidiaries (the “Company”) of our report dated April 29, 2026, with respect to our audits of the Company’s consolidated financial statements as of December 31, 2025 and 2024 and for the three-year period ended December 31, 2025, which appears in Annual Report (Form 20-F) filed on April 29, 2026.

Diamond Bar, California

May 13, 2026